UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         March 10, 2008
Date of Report (Date of earliest event reported):

PURE BIOSCIENCE
(Exact name of registrant as specified in charter)

California (State or other jurisdiction of incorporation)	33-0530289 (IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)

(619) 586 8600
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On March 10, 2008, Gary Brownell resigned as a director of Pure Bioscience. Mr. Brownell resigned in order to allow the Company to meet corporate governance standards which requires that the Company have a majority of independent directors.  The Board of directors has expressed its gratitude and appreciation for the many years of service to the Corporation by Mr. Brownell. In addition, the Board of Directors extended the early termination of stock options held by Mr. Brownell from three days following resignation until September 10, 2008. The agreement extending the early termination of the stock options is an exhibit to this current report on Form 8-K.

The registrant has provided Mr. Brownell with a copy of this current report prior to the filing thereof and informed him that he had the opportunity to provide the registrant with correspondence stating whether he agrees or disagrees with the disclosure contained in this current report which the registrant would also file such correspondence as an exhibit to this current report or an amendment thereto. The agreement extending the early termination of the stock options is an exhibit to this current report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits

(d)	The following exhibits are filed with this report:

Exhibit Number	Description

10.14	Addendum to Stock Option Agreementsdated March 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  March 14, 2008

PURE BIOSCIENCE

/s/ MICHAEL L. KRALL
Michael L. Krall, Chief Executive Officer